[LETTERHEAD of KINGERY, CROUSE & HOHL P.A.] CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-4 of our report dated January 3, 2001, with respect to the financial statements of Adar Alternative Two, Inc. as of and for the period April 6, 1999 (date of incorporation) to December 31, 2000, filed with the Securities and Exchange Commission. KINGERY, CROUSE & HOHL P.A. May 14, 2001 Tampa, Florida